Exhibit (a)(2)

                  CERTIFICATE OF TRUST OF XYZ STRYPES TRUST


          This Certificate of Trust of XYZ STRYPES Trust (the "Trust"), dated March 14, 1996, is being duly executed and filed by Douglas R.
Robinson, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.)
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          1.   Name.  The name of the business trust formed hereby is XYZ
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STRYPES Trust.

          2.   Registered Office; Registered Agent.  The business address of
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the registered office  of the Trust in  the State of  Delaware is One  Rodney
Square, 10th Floor, Tenth and King Streets in the City of  Wilmington, County
of  New Castle,  19801.   The name  of the Trust's  registered agent  at such
address is RL&F Service Corp.

          3.   Effective Date.  This Certificate of Trust shall be effective
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upon the date and time of filing.

          4.   Other Matters.  The Trust will be a registered investment
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company under the Investment Company Act of 1940, as amended.


          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above-written.


                                      /s/ Douglas R. Robinson
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                                   Sole Trustee
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